Exhibit (a)1.10

FRANK RUSSELL INVESTMENT COMPANY

AMENDMENT TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

Regarding Designations of Sub-Trusts

and Classes of Shares

AMENDMENT NO. 9 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the “Agreement”), done this 15th day of November, 2005, by the Trustees under such Agreement.

WITNESSETH:

WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate Sub-Trusts and classes thereof; and

WHEREAS, Section 4.2 of the Agreement provides that the Trustees may fix and determine certain relative rights and preferences of the shares of the Sub-Trusts in accordance with the provisions of such Section 4.2; and

WHEREAS, the Trustees wish to establish and designate additional Sub-Trusts and classes of shares of interest in such Sub-Trusts, and fix and determine certain relative rights and obligations of the shares of said classes of such Sub-Trusts;

WHEREAS, the Trustees wish to restate Section 4.3 of the Agreement in its entirety to eliminate all references to Sub-Trusts and Classes that were previously established and designated but which were never opened and have no Shareholders; and

WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval;

NOW, THEREFORE, the Trustees hereby establish and designate the following Sub-Trusts, authorize the designation of classes of shares and fix the rights and preferences of the shares thereof as set forth herein and restate Section 4.3 of the Agreement in its entirety.

Section 4.2 Establishment and Designation of Sub-Trusts and Classes.

Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further classes of any Sub-Trusts, and without affecting the rights and preferences of any existing Sub-Trust or class of any existing Sub-Trust, the Trustees hereby (i) re-designate as Class R3 Shares the existing Class D Shares of the Conservative Strategy Fund, Moderate Strategy Fund, Balanced Strategy Fund, Aggressive Strategy Fund, Equity Aggressive Strategy Fund, 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund and (ii) establish and designate a new Class R1 and Class R2 for the Conservative Strategy Fund, Moderate Strategy Fund, Balanced Strategy Fund, Aggressive Strategy Fund, Equity Aggressive Strategy Fund, 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund.

In furtherance thereof, the Trustees direct that new Class R1 and Class R2 Shares of the Conservative Strategy Fund, Moderate Strategy Fund, Balanced Strategy Fund, Aggressive Strategy Fund, Equity Aggressive Strategy Fund, 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund shall have all the relative rights and preferences set forth in Section 4.2 of the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of the Sub-Trusts, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except as set forth in the Amended and Restated Master Trust Agreement.

Section 4.3 Establishment and Designation of Classes of the Sub-Trusts.

Section 4.3 of the Agreement is hereby restated in its entirety as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 of this Agreement to establish and designate any further Sub-Trusts and Classes of Sub-Trusts, and without affecting the rights and preferences of existing Sub-Trusts and Classes, the Trustees hereby establish and designate the following Classes for the Sub-Trusts listed below:

Sub-Trust	Class A	Class B	Class C	Class E	Class I	Class R1	Class R2	Class R3	Class S	Class Y
Conservative Strategy Fund	X		X	X		X	X	X	X
Moderate Strategy Fund	X		X	X		X	X	X	X
Balanced Strategy Fund	X		X	X		X	X	X	X
Aggressive Strategy Fund	X		X	X		X	X	X	X
Equity Aggressive Strategy Fund	X		X	X		X	X	X	X
2010 Strategy Fund	X		X	X		X	X	X	X
2020 Strategy Fund	X		X	X		X	X	X	X
2030 Strategy Fund	X		X	X		X	X	X	X
2040 Strategy Fund	X		X	X		X	X	X	X
Equity I Fund				X	X					X
Equity Q Fund				X	X					X
Equity II Fund				X	X					X
International Fund				X	X					X
Fixed Income I Fund				X	X					X
Fixed Income III Fund				X	X					X
Real Estate Securities Fund			X	X					X
Emerging Markets Fund			X	X					X

Sub-Trust	Class A	Class B	Class C	Class E	Class I	Class R1	Class R2	Class R3	Class S	Class Y
Short Duration Bond Fund			X	X					X
Diversified Equity Fund			X	X					X
Quantitative Equity Fund			X	X					X
Tax-Managed Large Cap Fund			X	X					X
Special Growth Fund			X	X					X
Tax-Managed Mid & Small Cap Fund			X	X					X
International Securities Fund			X	X					X
Diversified Bond Fund			X	X					X
Multistrategy Bond Fund			X	X					X
Tax Exempt Bond Fund			X	X					X
Select Growth Fund			X	X	X				X
Select Value Fund			X	X	X				X
Tax-Managed Global Equity Fund			X	X					X
Money Market Fund	X								X
Tax Free Money Market Fund									X
US Government Money Market Fund									X
Russell Multi-Manager Principal Protected Fund	X	X	X

The Trustees direct that each Class of Shares of each Sub-Trust shall have all the relative rights and preferences set forth herein, shall represent an equal proportionate interest in the underlying assets and liabilities of such Sub-Trust, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except that:

•	each Class of Shares offered in connection with a Distribution Plan will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under its Distribution Plan and will have exclusive voting rights on matters pertaining to the Distribution Plan of the Class and any related agreements;

•	each Class of Shares offered in connection with a Shareholder Services Plan will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under its respective Shareholder Services Plan and will have exclusive voting rights on matters pertaining to the Shareholder Services Plan of the Class and any related agreements;

•	each Class of Shares of a Sub-Trust shall contain such conversion feature as may be required to comply with regulations applicable to the Sub-Trust or to the issuance of Shares of the Sub-Trust;

•	each Class of Shares of a Sub-Trust will bear, as a charge against distributable income or gains or as a reduction in interest, differing amounts of certain expenses attributable to the Class;

•	the Trustees shall provide for differing payments of dividends from income or distributions of gains on a Class of Shares of a Sub-Trust to reflect different charges against such income or gains or otherwise to equalize the net asset values of the Classes or, in the absence of such policies, the net asset value per share of different Classes of a Sub-Trust may differ at certain times;

•	each Class of Shares of a Sub-Trust may be accorded such different exchange privileges from Shares of another Class as the Board may deem proper from time to time;

•	each Class of Shares of a Sub-Trust shall be subject to such different conditions of redemption, as shall be set forth in the Trust’s registration statement from time to time;

•	each Share of any Class of a Sub-Trust will vote exclusively on matters solely affecting Shares of that Class, and shall not vote upon matters which do not affect such Class;

•	each Class of Shares of a Sub-Trust will have a different class designation from any other Class of that Sub-Trust; and

•	each Class of Shares of a Sub-Trust may have such additional rights and preferences, or be subject to such restrictions and qualifications, as the Trustees by resolution may determine, consistent with the provisions of the 1940 Act and the Internal Revenue Code, as amended, and not otherwise identified above.

The undersigned hereby certify that this Amendment No. 9 has been duly adopted in accordance with the provisions of the Amended and Restated Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ LYNN L. ANDERSON	/s/ LEE C. GINGRICH
Lynn L. Anderson	Lee C. Gingrich

/s/ PAUL E. ANDERSON	/s/ MICHAEL J. PHILLIPS
Paul E. Anderson	Michael J. Phillips

/s/ KRISTIANNE BLAKE	/s/ RAYMOND P. TENNISON, JR.
Kristianne Blake	Raymond P. Tennison, Jr.

/s/ DANIEL P. CONNEALY	/s/ JACK R. THOMPSON
Daniel P. Connealy	Jack R. Thompson

/s/ JONATHAN FINE	/s/ JULIE W. WESTON
Jonathan Fine	Julie W. Weston